___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

NuLife Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2618 San Miguel, Suite 203 Newport Beach, CA		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2017, the Board of NuLife Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SAP”) in connection with the issuance of a convertible promissory note (“Note”) in the aggregate principal amount of $78,000. The Note matures on June 30, 2018 (the “Maturity Date”), and bears interest at the rate of 12% per annum. After 180 days the Note may not be prepaid. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date. The Note, together with all interest as accrued, is convertible into shares of the Company’s common stock at a 35% discount to the lowest trading price in the 10 day period ending on the latest complete Trading Day prior to the Conversion Date. The SPA and the Note contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2017, the Company executed the SPA and issued the Note as described in Item 1.01 above. The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 22% per annum, retroactive to the date of issuance. In addition, the amount due and payable under the Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 150% of the principal amount of the Note, plus default interest as accrued thereon, in the event of default. The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities

On June 26, 2017, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above. The recipient of the securities of the Company was an accredited investor, or is considered by the Company to be a “sophisticated person”, inasmuch as the investor has such knowledge and experience in financial and business matters that the investor is capable of evaluating the merits and risks of receiving securities of the Company. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Stock Purchase Agreement dated June 26, 2016 between NuLife Sciences, Inc. and Power Up Lending Group LTD

10.2 Convertible Promissory Note issued by NuLife Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuLife Sciences, Inc.

Date: July 26, 2017
By: /s/ Fred Luke
Fred Luke, President